EXHIBIT 10.7



                          INTERFUND INVESTMENTS I, LLC
                           8% SECURED PROMISSORY NOTE


BOCA RATON, FL                                                     $____________
ISSUE DATE:  ________, 200__

                  FOR VALUE RECEIVED, InterFund Investment Fund I, LLC., a Florida limited liability company (the "Company"), hereby promises to pay to the order of ________ or its permitted successors or assigns (the "Holder") the sum of Fifty Thousand dollars ($50,000.00) in same day funds, on or before the Maturity Date (as defined below).

                  The Company has issued this Note pursuant to a Note Purchase Agreement, dated as of ____ ____, 200__ (the "Note Purchase Agreement"), between the Company and Holder. This Note is secured by a Security Agreement (defined below) collateralizing all of the assets of the Company.

                  The following terms shall apply to this Note:

1.  DEFINITIONS.

         "Business Day" means any day other than a Saturday, Sunday or a day on which either the New York Stock Exchange or commercial banks in the city of New York are authorized or required by law to close.

         "Issue Date" means the date on which this Note is

         issued. "Maturity Date" means March 31, 2007.

         "Person"  means  any  individual,   corporation,   trust,  association,
company, partnership, joint venture, limited liability company, joint stock company, governmental authority or other entity.

         "Prepayment Amount" shall have the meaning set forth in Section 5.

         "Scheduled Interest Payment Date" means the first Business Day of each month following the Issue Date.

         "Security Agreement" shall mean a security agreement by and between the Company and the Collateral Agent dated February 5, 2004.

         "Success Fee" shall have the meaning set forth in Section 2 (c).

         All definitions contained in this Note are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Note refer to this


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Note  as a  whole  and  not  to any  particular  provision  of  this  Note.  Any capitalized term used herein that is not otherwise defined shall have the meaning specified in the Note Purchase Agreement.


2.  INTEREST/PROFIT PARTICIPATION.

                  (a) Interest Accrual. This Note shall bear interest on the unpaid principal amount hereof ("Interest") at an annual rate of eight percent (8%), computed on the basis of a 360-day year, and calculated using the actual number of days elapsed since the Issue Date or the day on which interest was most recently paid, as the case may be.

                  (b) Payment. During the period beginning on the Issue Date and ending on the Maturity Date, the Company shall pay Interest that becomes due on a Scheduled Interest Payment Date by issuing a payment in cash directly to Holder in the amount of such accrued Interest. The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Note and the amount of Interest paid.

                  (c) Interest/Success Fee. Subject to the terms hereunder, the Company hereby agrees to pay the Holder, on a pro rata basis with all other holders of Notes issued in this offering, an amount (the "Success Fee") in excess of the 8% interest per annum on the face amount of this Note, on a cumulative basis for the term of this Note (an "8% Cumulative Yield"), set forth in subparagraph (a) above, as a share of any interest yield or financial fees, including but not limited to origination fees, late fees, prepayment fees and exit fees (and specifically including interest paid by the Company's mortgage borrowers), if any, obtained by the Company from its borrowers, net of all expenses, including but not limited to interest expense, management fees, Collateral Agent fees, legal, accounting, administrative overhead, sales expense and other expenses related to the operation of the Company or including any cash or extraordinary losses (collectively, the "Net Financial Fees") calculated on the following basis:

                  (i) 50% of the Net Financial Fees actually collected by the Company during the period commencing on the Issue Date and ending on the Maturity Date; provided, however, if the amount resulting from the preceding calculation, when aggregated with an 8% Cumulative Yield, would exceed a rate equal to 10% per annum on the face amount of this Note, on a cumulative basis for the term of this Note (a "10% Cumulative Yield"), then the Company will pay an amount equal to the difference between a 10% Cumulative Yield and an 8% Cumulative Yield (with any excess being distributed or retained by the Company in accordance with clause (ii) below) (the portion of the Success Fee payable under this clause (i) is hereinafter referred to as the "Level 1 Portion"); plus

                  (ii) 20% of the Net Financial Fees actually collected by the Company during the period commencing on the Issue Date and ending on the Maturity Date; provided, however, if the amount resulting from the preceding calculation, when aggregated with a 8% Cumulative Yield plus the Level One Portion, would exceed a rate equal to 12% per annum on the face amount of this Note, on a cumulative basis for the term of this Note (a "12% Cumulative Yield"), then the Company will pay an amount equal to the difference between (A) a 12% Cumulative Yield and (B) an 8% Cumulative Yield plus the Level One Portion (with any excess being retained by the Company).


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                  (iii) In the event any Success Fee is due to the Holder hereof pursuant to clauses (i) or (ii) above, the Company shall pay such Success Fee within 90 days after the Maturity Date of this Note. The Success Fee will be audited by an accounting firm selected by the Manager, and each Noteholder will be entitled to a copy of such audit.

                  (iv) The Success Fee shall be payable irrespective of whether all or any portion of this Note shall have been repaid (and shall be in addition to any Prepayment Amount paid by the Company to the Holder).

                  (d) Interest Reserve. The Company will establish an Interest Reserve equal to 12 months interest on the Note. The Interest Reserve shall be maintained at a level equal to 12 months interest for the first 24 months. For months 24-36, the Interest Reserve will decrease by 1/12 per month until it is reduced to zero. The Company shall hold and maintain the Interest Reserve.

PRINCIPAL PAYMENT.

                  (a) The Company shall have no obligation to make principal payments during the term of this Note until the Maturity Date, at which time, the Company shall pay in full principal balance outstanding together with accrued and unpaid interest thereon. The Company shall also have no obligation to pay the Success Fee during the term of this Note until the Maturity Date, at which time the Company shall within 90 days of the expiration of the Maturity Date pay any Success Fee to the extent any such fees might be due as set forth above.

                  (b) Notwithstanding Section 3(a), but subject to Section 5 herein, the Company may prepay in part or in full the principal hereunder at any time without penalty.

                  (c) On or prior to the Maturity Date, the Holder shall have the option to rollover the principal of this Note otherwise due at the Maturity Date together with any Success Fee, in part or in full, by written notice to the Company of its intention to do so. If the Holder notifies the Company of its intention to rollover the principal, the Company shall have no obligation to accept the rollover and may choose to pay off the Note in its sole discretion. If the Company decides to accept the rollover, the Company will provide the Holder with written notification of its acceptance and renew this Note for an extended period not to exceed three years.

4.  EVENTS OF DEFAULT.

                  (a) Acceleration of Indebtedness. In the event that an Event of Default (as defined below) occurs, subject to the Collateral Agency
Agreement, the Holder may declare, by written notice to the Company (an "Acceleration Notice"), all unpaid amounts of principal of and interest on this Note to be immediately due and payable, without presentment, demand, protest or notice of any kind (other than an Acceleration Notice), all of which are hereby expressly waived, anything herein or in any other instruments contained to the contrary notwithstanding, and subject to the Collateral Agency Agreement, the

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Holder may immediately,  and without expiration of any period of grace,  enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

                   (b) Events of Default. Each of the following events shall be deemed an "Event of Default":

                  (i) an Insolvency Event (as defined in the Collateral Agency Agreement) occurs;

                  (ii) the Company breaches, in a material respect, any covenant or other material term or condition of this Note (including without limitation any payment obligation hereunder), the Security Agreement, the Collateral Agency Agreement, the Note Purchase Agreement or any other Notes of the Company, and such breach continues for a period of ten (10) Business Days after written notice by the Holder to the Company and the Collateral Agent, such period being known as the Cure Period; or

                  (iii) any representation or warranty made by the Company contained in this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made.

                  (c) Payment of Management Fee in the Event of Default. So long as no monetary Event of Default exists, the Manager, Capitol Management, LLC, shall be entitled to receive its management fee of 1.5% per annum of the principal amount of the Note. In the event of a monetary Event of Default, the management fee shall continue to accrue but not be payable to Manager until the Event of Default is cured within the cure period. The Company represents and warrants that the Manager has been notified of and has agreed to the terms of this Section 4(c), and the Manager has further agreed, for the benefit of the Noteholders, not to accept any payment in violation of this Section 4(c).

5.  PREPAYMENT.

                  (a) The Company may, in its sole discretion, determine to prepay this Note, or any portion thereof subject to subparagraph (b) below, on or before the Maturity Date by providing a written notice of prepayment to the Holder and the Collateral Agent of such intent setting forth the amount being prepaid (a "Prepayment Notice"). Upon receipt of a Prepayment Notice, the Company shall pay in cash to the Holder (i) the outstanding principal balance due to the Holder pursuant to this Note, (ii) all accrued and unpaid Interest, and (iii) the Prepayment Amount on or before the tenth (10th) Business Day following its receipt of such Prepayment Notice (such tenth Business Day being referred to herein as the "Prepayment Date").

                  (b) For purposes hereof, "Prepayment Amount" shall mean : (i) commencing upon Closing and terminating 12 months from Closing, the Company shall pay the Holder a prepayment amount, on a pro rata basis with all other


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holders of Notes issued in this offering,  equal to 2% of the face value of this
Note (or a portion thereof); (ii) month 13 through month 24 from the Closing, the Company shall pay a prepayment amount, on a pro rata basis with all other holders of Notes issued in this offering, equal to 1% of their investment (or portion thereof); and (iii) month 25 through 36 from the Closing, the Company shall pay no prepayment amount.

                  (c) The Prepayment Amount shall not be less than a redemption of a minimum of 1/8 times the outstanding principal amount of this Note.

6.  SECURITY

                  All interest, principal payments or other amounts due under this Note or to become due are secured by the SECURITY AGREEMENT, executed simultaneously herewith, securing all of the assets of the Company.

7.  MISCELLANEOUS.

                  (a) Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

                  (b) Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  to the Company:

                           Ashley Bloom, Treasurer
                           InterFund Investment Fund I, LLC
                           7100 W. Camino Real
                           Suite 402
                           Boca Raton, FL 33433
                           (561) 392-0404

                  to the Holder:

                           to the address on the last page of the Note Purchase Agreement.


A party may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

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                  (c) Amendments. No amendment, modification or other change to, or waiver of any provision of, this Note may be made unless such amendment, modification, change or waiver is set forth in writing and is executed and delivered by the Company and the Holder. Any amendment or modification to this Note, and any waiver of any of the terms hereof shall be subject to the Collateral Agency Agreement.

                  (d) Transfer of Note. The Holder may not sell, transfer or otherwise dispose of all or any part of this Note (including without limitation pursuant to a pledge) to any person or entity unless such sale, transfer or disposition complies with the applicable requirements of the Note Purchase Agreement. As part of any permitted transfer of the Note, the transferee shall also become bound by the terms of the Note Purchase Agreement. THIS NOTE HAS NOT BEEN REGISTERED FOR SALE WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THEREFORE ABSOLUTELY NO SALE, PLEDGE, ASSIGNMENT OR OTHER TRANSFER MAY OCCUR WITHOUT STRICT COMPLIANCE WITH THE NOTE PURCHASE AGREEMENT.

                   (e) Lost or Stolen Note. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver to the Holder a new
Note identical in all respects to this Note.

                  (f) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the conflict of law provisions thereof.

                  (g) Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Note except as specifically required or permitted pursuant to the terms hereof and of the Purchase Agreement. Any transferee of all or any part of the Note shall also become party to the Note Purchase Agreement.

                  (h) Waiver. The Company and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor, [notice of non-payment] and, except as expressly set forth herein, all other notices in connection with the delivery, acceptance, performance or enforcement of this Note.


                           [Signature Page to Follow]


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IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS NOTE TO BE SIGNED IN ITS NAME BY
ITS DULY AUTHORIZED OFFICER ON THE DATE FIRST ABOVE WRITTEN.

INTERFUND INVESTMENT FUND I, LLC.


By:____________________________
   Name:  Ashley Bloom
   Title: Treasurer of Managing Member